SHP ETF Trust N-1A/A

Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the FIS Knights of Columbus Global Belief ETF (the “Fund”), a series of SHP ETF Trust, and to the use of our report dated June 21, 2021 on the Fund’s financial statement as of June 17, 2021. Such financial statement appears in the Fund’s Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

June 30, 2021